Exhibit 10.16

PHILIP MORRIS INTERNATIONAL INC. AMENDED AND RESTATED
AUTOMOBILE POLICY

(as of October 1, 2019)

The Registrant has a policy under which company owned or leased automobiles are provided to key executives for business use when required and for personal use at other times, or at any executive’s election, a cash allowance or travel pass is provided instead. Such executives are required to include any taxable benefit under this policy in their annual tax returns.